SECOND QUARTER 2019 FINANCIAL RESULTS JULY 30, 2019 1 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

CAUTIONARY STATEMENT This presentation contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as AMD’s strategy and focus; the features, functionality, performance, availability, timing and expected benefits of AMD products; AMD’s ability to achieve its long-term financial model; AMD’s financial outlook for the third quarter of 2019 and fiscal 2019, including, revenue, non-GAAP gross margin, licensing gain, non-GAAP operating expenses, non-GAAP operating expenses as a percentage of revenue, non-GAAP interest expense, taxes and other, taxes, free cash flow and diluted share count, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices; the ability of GLOBALFOUNDRIES Inc. to satisfy AMD’s manufacturing requirements; the ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; the ability of third party manufacturers to achieve expected manufacturing yields for AMD’s products; AMD's ability to introduce products on a timely basis with features and performance levels that provide value to its customers while supporting and coinciding with significant industry transitions; AMD's ability to generate sufficient revenue and operating cash flow or obtain external financing that may adversely impact planned investments in research and development or other strategic investments; the loss of a significant customer; AMD's ability to generate revenue from its semi-custom SoC products; global economic uncertainty may adversely impact AMD’s business and operating results; potential security vulnerabilities that could have a material adverse effect on AMD; potential IT outages, data loss, data breaches and cyber-attacks; AMD's ability to generate sufficient cash to service its debt obligations or meet its working capital requirements; AMD's large amount of indebtedness could adversely affect its financial position and prevent it from implementing its strategy or fulfilling its contractual obligations; the restrictions imposed by agreements governing AMD’s notes and the secured credit facility; the competitive markets in which AMD’s products are sold; AMD’s worldwide operations are subject to political, legal and economic risks and natural disasters; the potential dilutive effect if the 2.125% Convertible Senior Notes due 2026 are converted; uncertainties involving the ordering and shipment of AMD’s products; the market conditions of the industries in which AMD products are sold; AMD’s reliance on third-party intellectual property to design and introduce new products in a timely manner; AMD's reliance on third-party companies for the design, manufacture and supply of motherboards, software and other computer platform components; AMD's reliance on Microsoft Corporation and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board (AIB) partners; future impairments of goodwill and technology license purchases; AMD’s ability to attract and retain qualified personnel; AMD's ability to repurchase its outstanding debt in the event of a change of control; the cyclical nature of the semiconductor industry; future acquisitions, divestitures and/or joint ventures could adversely affect AMD's business; modification or interruption of AMD’s internal business processes and information systems may disrupt its business, processes and internal controls; the availability of essential equipment, materials or manufacturing processes; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; the efficiency of AMD's supply chain as it responds to changes in customer demand for its products; AMD's ability to rely on third party supply-chain logistics functions; AMD’s stock price volatility; worldwide political conditions may adversely affect demand for AMD’s products; unfavorable currency exchange rate fluctuations could adversely affect AMD; AMD’s ability to effectively control the sales of its products on the gray market; AMD's ability to adequately protect its technology or other intellectual property in the United States and abroad; current and future claims and litigation; and environmental laws, conflict minerals-related provisions and other laws or regulations that could result in additional costs and liabilities. Investors are urged to review in detail the risks and uncertainties in AMD's Securities and Exchange Commission filings, including but not limited to AMD's Quarterly Report on Form 10-Q for the quarter ended March 30, 2019. NON-GAAP FINANCIAL MEASURES In this presentation, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income (loss), non-GAAP earnings (loss) per share, free cash flow, and Adjusted EBITDA. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables at the end of AMD’s earnings press release. The non-GAAP financial measures disclosed in this presentation should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the Appendices at the end of this presentation. 2 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

OUR JOURNEY HIGH-PERFORMANCE GREAT AMBITIOUS FOCUSED TECHNOLOGIES PRODUCTS GOALS EXECUTION 3 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

OUR STRATEGY AND FOCUS GRAPHICS COMPUTE SOLUTIONS Gaming Compute Virtual & Client Infrastructure Semi- Vertical Partnerships & AI Augmented Systems & Cloud Custom Platforms Reality 4 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

FINANCIAL SUMMARY Q2 2019(1) ▪ Revenue of $1.53 billion, in-line with our expectations ▪ Down 13% y/y due to lower revenue in both segments ▪ Up 20% q/q due to higher revenue in both segments ▪ Gross margin of 41% ▪ Up 4 percentage points y/y primarily driven by the ramp of RyzenTM and EPYCTM processor sales ▪ Flat q/q ▪ Operating income of $59 million; Non-GAAP operating income of $111 million ▪ Net Income of $35 million; Non-GAAP net income of $92 million ▪ Diluted EPS of $0.03; Non-GAAP diluted EPS of $0.08 ▪ Cash, cash equivalents and marketable securities of $1.1 billion ▪ Reduced $392 million of principal debt y/y(2) 1. See Appendices for GAAP to Non-GAAP reconciliation. 2. See Appendices for Total Debt reconciliation. 5 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

COMPUTING AND GRAPHICS SEGMENT Q2 2019 ▪ Revenue of $940 million ▪ Down 13% y/y primarily due to lower graphics channel sales, partially offset by increased client processor and datacenter GPU sales ▪ Up 13% q/q primarily due to higher GPU sales ▪ Average Selling Price (ASP) ▪ Client processor ASP up y/y driven by Ryzen processor sales ▪ Client processor ASP down q/q due to a higher percentage of mobile processor sales ▪ GPU ASP up y/y primarily driven by datacenter GPU sales ▪ GPU ASP down slightly q/q due to lower datacenter GPU sales and higher graphics channel sales ▪ Operating income of $22 million ▪ Down $95 million y/y due to lower revenue ▪ Up $6 million q/q due to higher GPU sales ▪ Strategic wins and announcements ▪ Launched 3rd Gen Ryzen desktop processors with leadership performance for single and multi-threaded applications ▪ Introduced AMD RadeonTM RX 5700 series graphics cards with RDNA graphics architecture 6 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

ENTERPRISE, EMBEDDED AND SEMI-CUSTOM SEGMENT Q2 2019 ▪ Revenue of $591 million ▪ Down 12% y/y primarily due to lower semi-custom product revenue, partially offset by higher EPYC processor sales ▪ Up 34% q/q driven by higher semi-custom and EPYC processor revenue ▪ Operating income of $89 million ▪ Up $20 million y/y and up $21 million q/q primarily driven by higher EPYC processor sales ▪ Strategic wins and announcements ▪ The U.S. Department of Energy and Oak Ridge National Laboratory announced AMD and Cray, Inc. will build what is expected to be the world’s fastest supercomputer – the “Frontier” supercomputer ▪ Microsoft selected AMD to power its upcoming next generation game console with a custom SoC featuring AMD’s Ryzen “Zen 2” CPU core and “Navi” GPU based on the next generation Radeon™ RDNA gaming architecture 7 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

REVENUE TREND ($ IN MILLIONS) $1,756 $1,647 $1,653 +20% q/q $1,584 $1,531 $1,419 $1,340 $1,272 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Revenue grew 20% q/q due to higher revenue in both segments 8 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

GROSS MARGIN(1) TREND (AS A PERCENTAGE OF REVENUE, GAAP AND NON-GAAP)(2) +4pp y/y 41% Non-GAAP 40% 41% 41% 38% 36% 36% 37% 34% Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Continued y/y gross margin expansion each quarter 1. Gross margin for both GAAP and Non-GAAP are the same for all periods except as indicated for Q4 2018. 2. See Appendices for GAAP to Non-GAAP reconciliation. 9 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

EARNINGS PER SHARE TREND

(GAAP)


$0.06
$(0.02)
$0.08
$0.11
$0.09
$0.04
$0.01
$0.03
+$0.02 q/q
Q3'17
Q4'17
Q1'18
Q2'18
Q3'18
Q4'18
Q1'19
Q2'19

10 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

AMD

EARNINGS PER SHARE TREND (NON-GAAP)(1) $0.14 $0.13 $0.11 +$0.02 q/q $0.09 $0.08 $0.08 $0.06 $0.01 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 1. See Appendices for GAAP to Non-GAAP reconciliation. 11 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

Q2 2019 SUMMARY P&L – GAAP Q2 2019 Q2 2018 Y/Y Q1 2019 Q/Q Revenue $1,531M $1,756M Down 13% $1,272M Up 20% Gross Margin $621M $652M Down $31M $521M Up $100M Gross Margin % 41% 37% Up 4pp 41% Flat Operating Expenses $562M $499M Up $63M $543M Up $19M Operating Expense/Revenue % 37% 28% Up 9pp 43% Down 6pp Operating Income $59M $153M Down $94M $38M Up $21M Net Income $35M $116M Down $81M $16M Up $19M (1) Earnings Per Share $0.03 $0.11 Down $0.08 $0.01 Up $0.02 Gross margin up 4 percentage points y/y primarily driven by Ryzen and EPYC processor sales 1. See Appendices for share count reference. 12 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

Q2 2019 SUMMARY P&L – NON-GAAP(1) Q2 2019 Q2 2018 Y/Y Q1 2019 Q/Q Revenue $1,531M $1,756M Down 13% $1,272M Up 20% Gross Margin $623M $653M Down $30M $522M Up $101M Gross Margin % 41% 37% Up 4pp 41% Flat Operating Expenses $512M $467M Up $45M $498M Up $14M Operating Expense/Revenue % 33% 27% Up 6pp 39% Down 6pp Operating Income $111M $186M Down $75M $84M Up $27M Net Income $92M $156M Down $64M $62M Up $30M (1) Earnings Per Share $0.08 $0.14 Down $0.06 $0.06 Up $0.02 Gross margin up 4 percentage points y/y primarily driven by Ryzen and EPYC processor sales 1. See Appendices for GAAP to Non-GAAP reconciliation and references for share count. 13 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

Q2 2019 SEGMENT RESULTS Q2 2019 Q2 2018 Y/Y Q1 2019 Q/Q Computing and Graphics Net Revenue $940M $1,086M Down 13% $831M Up 13% Operating Income $22M $117M Down $95M $16M Up $6M Enterprise, Embedded and Semi- Custom Net Revenue $591M $670M Down 12% $441M Up 34% Operating Income $89M $69M Up $20M $68M Up $21M All Other Category Operating Loss $(52)M $(33)M Down $19M $(46)M Down $6M TOTAL Net Revenue $1,531M $1,756M Down $225M $1,272M Up $259M Operating Income $59M $153M Down $95M $38M Up $20M 14 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

Q2 2019 SUMMARY BALANCE SHEET ITEMS Q2 2019 Q2 2018 Y/Y Q1 2019 Q/Q Cash, Cash Equivalents & Marketable Securities $1,128M $983M Up $145M $1,194M Down $66M Accounts Receivable, Net $1,333M $1,118M Up $215M $1,241M Up $92M Inventories, Net $1,015M $750M Up $265M $955M Up $60M Total Debt (principal amount)(1) $1,293M $1,685M Down $392M $1,363M Down $70M Total Debt, Net(1) $1,031M $1,393M Down $362M $1,094M Down $63M Reduced $392 million of principal debt y/y No term debt maturities until 2022 1. See Appendices for Total Debt reconciliation. 15 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

TOTAL CASH BALANCE(1) ($ IN MILLIONS) $1,185 $1,194 $1,156 $1,128 $1,045 $1,056 $983 $879 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Used $70 million in Q2’19 to pay off asset backed loan 1. Cash, cash equivalents and marketable securities. 16 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

OPERATING INCOME AND ADJUSTED EBITDA TREND ($ IN MILLIONS, CALCULATED AS TRAILING TWELVE MONTHS)(1) $803 $737 Operating EBITDA $709 Income $666 $672 $496 $451 $421 $368 $390 $369 $275 $236 $127 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 1. See Appendices for reconciliation 17 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

DEBT TREND (PRINCIPAL AMOUNT, $ IN MILLIONS, GROSS LEVERAGE TREND)(1,2) $1,699 $1,686 $1,685 $1,588 $1,528 $1,363 $1,293 4.6x 3.4x 2.5x 2.2x 1.9x 1.8x 1.9x Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Significant debt reduction 1. See Appendices for reconciliation to Total Debt. 2. Gross Leverage = Current + long-term debt divided by trailing 12 months adjusted EBITDA. 3. See Appendices for Adjusted EBITDA. 18 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

AMD Q2’19 PRODUCT & ECOSYSTEM MOMENTUM ▪ Ramped production of three leadership 7nm product families across PC, graphics & datacenter ▪ Ryzen 3000 desktop processors, Radeon 5700 series GPUs, 2nd Gen EPYC “Rome” datacenter CPUs (1) ▪ Released “Zen 2” CPU core with up to ~15% instructions per clock uplift over the “Zen” architecture ▪ Added over 40 new consumer and commercial Ryzen Mobile and Ryzen Mobile PRO processors from leading OEMS year-to-date ▪ 2nd Gen EPYC “Rome” processors on track to ramp significantly faster than 1st Gen EPYC ▪ Amazon expanded availability of EPYC processor powered instances to more than 15 regions ▪ Microsoft launched Azure HB supercomputing virtual machines powered by EPYC processors ▪ Introduced RDNA gaming architecture to drive the future of PC, console and cloud gaming ▪ Announced a multi-year strategic partnership with Samsung for AMD graphics ▪ Apple announced Radeon™ Pro Vega II GPUs in their all-new Mac Pro ▪ AMD will power back-to-back game console generations for Microsoft & Sony 1. See Slide 28 for Endnotes. 19 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

Q3 2019 AND FY 2019 FINANCIAL OUTLOOK – NON GAAP[1]

	Q3 2019	FY 2019
Revenue	~$1.80 Billion +/- $50 Million	Up mid-single digit percentage y/y
Gross Margin %	~43%	~42%
Licensing Gain[2]	-	~$60 Million
Operating Expenses **Operating Expenses/Revenue %**	~$525 Million	~30%
Interest Expense, Taxes and Other	~$30 Million	-
Taxes	-	~4% of pre-tax income
Free Cash Flow	Positive	Positive
Diluted Share Count[3]	~1.213 Billion	~1.210 Billion

1. These are forward looking statements. See Cautionary Statement on Slide 2. AMD's outlook statements are based on current expectations as of July 30, 2019. AMD undertakes no intent or obligation to publicly update or revise its outlook statements whether as a result of new information, future events or otherwise, except to the extent that disclosure may be required by law. All items except revenue are on a non-GAAP basis.
2. Licensing gain recorded in Q1 2019.
3. See Slide 26 for Diluted Share Count overview.

20 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

AMD

Q2 2019 SUMMARY REVENUE GREW CONTINUED Y/Y LAUNCHED NEW EXECUTING TO 20% Q/Q GROSS MARGIN 7NM PRODUCTS LONG-TERM IMPROVEMENT FINANCIAL MODEL 21 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

2019 THE BIGGEST AND BEST YEAR IN AMD HISTORY 22 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

APPENDICES Reconciliation of GAAP to Non-GAAP Gross Margin (Millions) Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 GAAP gross margin $ 571 $ 452 $ 597 $ 652 $ 661 $ 537 $ 521 $ 621 GAAP gross margin % 36% 34% 36% 37% 40% 38% 41% 41% Impairment of technology licenses — — — — — 45 — — Stock-based compensation 1 — 1 1 1 1 1 2 Non-GAAP gross margin $ 572 $ 452 $ 598 $ 653 $ 662 $ 583 $ 522 $ 623 Non-GAAP gross margin % 36% 34% 36% 37% 40% 41% 41% 41% Reconciliation of GAAP to Non-GAAP Operating Expenses (Millions) Q2'19 Q2'18 Q1'19 GAAP operating expenses $ 562 $ 499 $ 543 GAAP Operating Expense/Revenue % 37% 28% 43% Stock-based compensation 43 32 40 Loss contingency on legal matter 7 — 5 Non-GAAP operating expenses $ 512 $ 467 $ 498 Non-GAAP Operating Expense/Revenue % 33% 27% 39% 23 |AMD Q2 2019 FINANCIAL RESULTS | July 30, 2019

APPENDICES Reconciliation of GAAP Operating Income to Non-GAAP Operating Income (Millions) Q2'19 Q2'18 Q1'19 GAAP operating income $ 59 $ 153 $ 38 Stock-based compensation 45 33 41 Loss contingency on legal matter 7 — 5 Non-GAAP operating income $ 111 $ 186 $ 84 Reconciliation of GAAP Operating Income to Adjusted EBITDA (Calculated as Trailing Twelve Months) (Millions) Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 GAAP operating income $ 127 $ 236 $ 390 $ 421 $ 451 $ 369 $ 275 Impairment of technology licenses — — — — 45 45 45 Stock-based compensation 97 106 115 122 137 146 158 Depreciation and amortization 144 154 161 166 170 172 182 Loss contingency on legal matter — — — — — 5 12 Adjusted EBITDA $ 368 $ 496 $ 666 $ 709 $ 803 $ 737 $ 672 24 |AMD Q2 2019 FINANCIAL RESULTS | July 30, 2019

APPENDICES

Reconciliation of GAAP to Non-GAAP Net Income (Loss) / Earnings (Loss) Per Share

(Millions, except per share data)	Q3'17		Q4'17		Q1'18		Q2'18		Q3'18		Q4'18		Q1'19		Q2'19	
GAAP net income (loss) / earnings (loss) per share [1]	$ 61	$ 0.06	$ (19)	$ (0.02)	$ 81	$ 0.08	$ 116	$ 0.11	$ 102	$ 0.09	$ 38	$ 0.04	$ 16	$ 0.01	$ 35	$ 0.03
Loss on debt redemption	2	—	3	—	1	—	—	—	6	—	5	—	8	0.01	—	—
Non-cash interest expense related to convertible debt	6	0.01	5	—	6	—	6	—	6	0.01	6	0.01	6	0.01	6	—
Stock-based compensation	29	0.02	21	0.02	32	0.03	33	0.03	36	0.03	36	0.03	41	0.04	45	0.04
Gain on sale of 85% of ATMP	—	—	(3)	—	—	—	—	—	—	—	—	—	—	—	—	—
Tax provision related to sale of 85% of ATMP JV	—	—	1	—	—	—	—	—	—	—	—	—	—	—	—	—
Impairment of technology licenses	—	—	—	—	—	—	—	—	—	—	45	0.04	—	—	—	—
Equity loss in investee	2	—	—	—	1	—	1	—	—	—	—	—	1	—	—	—
Withholding tax refund including interest	—	—	—	—	—	—	—	—	—	—	(43)	(0.04)	—	—	—	—
Loss contingency on legal matter	—	—	—	—	—	—	—	—	—	—	—	—	5	—	7	0.01
Provision (benefit) for income taxes [2]	—	—	—	—	—	—	—	—	—	—	—	—	(15)	(0.01)	(1)	—
Non-GAAP net income / earnings per share [3]	$ 100	$ 0.09	$ 8	$ 0.01	$ 121	$ 0.11	$ 156	$ 0.14	$ 150	$ 0.13	$ 87	$ 0.08	$ 62	$ 0.06	$ 92	$ 0.08

Shares used and net income adjustment in earnings (loss) per share calculation	Q3'17	Q4'17	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19	Q2'19
Shares used in per share calculation (GAAP)	1,042	965	1,039	1,147	1,076	1,079	1,094	1,109
Interest expense add-back to GAAP net income	$ —	$ —	$ —	$ 11	$ —	$ —	$ —	$ —
Shares used in per share calculation (Non-GAAP)	1,143	1,037	1,040	1,147	1,177	1,180	1,195	1,210
Interest expense add-back to Non-GAAP net income	$ 5	$ —	$ 4	$ 5	$ 4	$ 5	$ 5	$ 5

(1) Q2'18 GAAP diluted EPS calculation includes the 100.6 million shares related to the Company's 2026 Convertible Notes and the associated $11 million interest expense add-back to net income under the "if converted" method.

(2) The adjustment in the three months ended March 30, 2019 represents a reduction of US taxes due to the completion of certain internal tax structuring. The associated tax benefit on a Non-GAAP basis is being recognized throughout 2019.

(3) Q4'17 Non-GAAP diluted EPS calculations do not include 100.6 million shares related to the Company's 2026 Convertible Notes and the associated interest expense add-back to Non-GAAP net income because their inclusion would have been anti-dilutive under the "if-converted' method.

25 | AMD Q2 2019 FINANCIAL RESULTS | July 30, 2019

APPENDICES

Share Count Overview

Shares (*millions*) (1)	Q1'19 Actual	Q2'19 Actual	Q3'19 Estimate	FY'19 Estimate
Basic Shares	1,044	1,084	1,093	1,081
Dilutive impact from:				
Employee Equity Grants (2)	23	25	19	21
75 million share Warrant (3)	27	—	—	7
Diluted Shares (without 2026 Convertible Notes)	1,094	1,109	1,112	1,109
2026 Convertible Notes (4)	101	101	101	101
Diluted Shares (with 2026 Convertible Notes)	1,195	1,210	1,213	1,210

The table above provides an estimate of share count that may be used when calculating GAAP and non-GAAP diluted earnings per share for Q3`19 and FY'19. (Q1'19 and Q2'19 are actual share count)

(1) Share counts are weighted average shares.

(2) The dilutive impact of employee equity grants is based on the Treasury Stock method and is dependent upon the average stock price during the period. Q1'19 and Q2'19 average stock price was $22.63 and $28.53, respectively. The Q2'19 average stock price of $28.53 was assumed for Q3'19 and FY'19 estimates.

(3) The dilutive impact of the warrant to purchase 75 million shares (Warrant) granted in 2016 to a wholly owned subsidiary of Mubadala Investment Company PJSC, West Coast Hitech L.P. (WCH), in consideration for limited waiver and rights under the sixth amendment to our Wafer Supply Agreement with GLOBALFOUNDRIES Inc. is based on the Treasury Stock method and is dependent upon the average stock price during the period. The Warrant was exercised and common stock shares were issued on February 13, 2019. Therefore, Q1'19 and FY'19 includes the dilutive impact through the date of exercise.

(4) The dilutive impact from the 2.125% Convertible Senior Notes due 2026 (2026 Convertible Notes) is based on the If-Converted method, where the interest costs associated with the 2026 Convertible Notes are added back to the Net Income and the 100.6 million shares underlying the 2026 Convertible Notes are assumed to be converted and are added to the share count. The impact from the 2026 Convertible Notes, if dilutive, is included in diluted EPS calculation. For the GAAP computation, the add-back to net income includes cash and non-cash interest expense, while only the cash interest expense is added back to non-GAAP net income.

Moving forward, assuming positive earnings per share, the potential factors we expect may impact AMD's diluted share count include:

- On-going employee equity grants, and
- The 2026 Convertible Notes, which has 100.6 million underlying shares.

26 | AMD Q2 2019 FINANCIAL RESULTS | July 30, 2019

APPENDICES Total Debt (Net) (Millions) Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 6.75% Senior Notes due 2019 $ 166 $ 153 $ 153 $ 66 $ 66 $ — $ — 7.50% Senior Notes due 2022 347 347 347 337 337 312 312 7.00% Senior Notes due 2024 311 311 310 310 250 176 176 2.125% Convertible Senior Notes due 2026 805 805 805 805 805 805 805 Borrowings from secured revolving line of credit, net 70 70 70 70 70 70 — Total Debt (principal amount) $ 1,699 $ 1,686 $ 1,685 $ 1,588 $ 1,528 $ 1,363 $ 1,293 Unamortized debt discount associated with 2.125% Convertible Senior Notes due 2026 (286) (280) (274) (268) (262) (256) (250) Unamortized debt issuance costs (19) (19) (18) (17) (16) (13) (12) Other 1 1 — — — — — Total Debt (net) $ 1,395 $ 1,388 $ 1,393 $ 1,303 $ 1,250 $ 1,094 $ 1,031 27 |AMD Q2 2019 FINANCIAL RESULTS | July 30, 2019

ENDNOTES Slide 19: AMD "Zen 2" CPU-based system scored an estimated 15% higher than previous generation AMD “Zen” based system using estimated SPECint®_base2006 results. SPEC and SPECint are registered trademarks of the Standard Performance Evaluation Corporation. See www.spec.org. RZ3-34. 28 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019

DISCLAIMERS AND ATTRIBUTIONS The information contained herein is for informational purposes only, and is subject to change without notice. Timelines, roadmaps, and/or product release dates shown in these slides are plans only and subject to change. “Polaris”, “Vega”, “Radeon Vega”, “Navi”, “Zen”, “Rome” and “Naples” are codenames for AMD architectures, and are not product names. While every precaution has been taken in the preparation of this document, it may contain technical inaccuracies, omissions and typographical errors, and AMD is under no obligation to update or otherwise correct this information. Advanced Micro Devices, Inc. makes no representations or warranties with respect to the accuracy or completeness of the contents of this document, and assumes no liability of any kind, including the implied warranties of non-infringement, merchantability or fitness for particular purposes, with respect to the operation or use of AMD hardware, software or other products described herein. No license, including implied or arising by estoppel, to any intellectual property rights is granted by this document. Terms and limitations applicable to the purchase or use of AMD’s products are as set forth in a signed agreement between the parties or in AMD's Standard Terms and Conditions of Sale. ©2019 Advanced Micro Devices, Inc. All rights reserved. AMD, the AMD Arrow logo, Radeon, Ryzen, and combinations thereof are trademarks of Advanced Micro Devices, Inc. Other product names used in this presentation are for identification purposes only and may be trademarks of their respective companies. 29 | AMD Q2 2019 FINANCIAL RESULTS | JULY 30, 2019